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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 19, 2003
                Date of Report (Date of earliest event reported)


                             ROUGE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


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
         DELAWARE                     1-12852                         38-3340770
(State of Incorporation)    (Commission File Number)   (I.R.S. Employer Identification No.)
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            3001 MILLER ROAD, P. O. BOX 1699, DEARBORN, MI 48121-1699
        (Address of Registrant's Principal Executive Offices) (Zip Code)



                                 (313) 317-8900
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS.

         Rouge Industries, Inc. (the "Company") class A common stock is being quoted on the OTC Bulletin Board under the new ticker symbol "RGID." The New York Stock Exchange, Inc. (the "NYSE") suspended trading of the Company's class A common stock prior to the opening on Monday, March 24, 2003. The NYSE reached its decision because the Company fell below the NYSE's continued listing standards. Specifically, the Company's average closing price was less than $1.00 over a consecutive 30-day trading period and its average global market capitalization was below $15 million for more than a consecutive 30-day trading period.

Safe Harbor Statement

         This Current Report on Form 8-K contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including the changes in the general economic or political climate, the supply of or demand for and the pricing of steel products in the Company's markets, plant operating performance, product quality, potential environmental liabilities, the availability and prices of raw materials, supplies, utilities and other services and items required by the Company's operations, the level of imports and import prices in the Company's markets, the availability of sufficient cash to support the Company's operations and higher than expected costs. For further information on these and other factors that could impact the Registrant and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.




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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibit
Number                     Description of Exhibit
------                     ----------------------

99.1                       Press Release dated March 19, 2003

99.2                       Press Release dated March 24, 2003




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ROUGE INDUSTRIES, INC.
                                            (Registrant)


     Date: March 26, 2003                   By:          /s/ Gary P. Latendresse
                                                         -----------------------
                                            Name:        Gary P. Latendresse
                                            Title:       Vice Chairman and
                                                         Chief Financial Officer


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